UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ATMI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATMI, INC.
7 COMMERCE DRIVE
DANBURY, CONNECTICUT 06810
(203) 794-1100
April 3, 2009
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of ATMI, Inc., which will be held at our corporate offices located at 6 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. (local time) on Wednesday, May 20, 2009. On the following pages, you will find the formal Notice of Annual Meeting and Proxy Statement.
Whether or not you plan to attend the annual meeting in person, it is important that your shares are represented and voted at the annual meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.
I hope that you will attend the meeting and I look forward to seeing you there.
Sincerely,
EUGENE G. BANUCCI
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2009
To Our Stockholders:
The 2009 annual meeting of stockholders of ATMI, Inc. (the “Company”) will be held at the Company’s corporate offices located at 6 Commerce Drive, Danbury, Connecticut on Wednesday, May 20, 2009 at 10:00 a.m. (local time) for the following purposes:
1.	To elect three Class III directors for a term expiring at the annual meeting of stockholders in 2012;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only holders of record of our Common Stock (NASDAQ: ATMI) at the close of business on March 23, 2009 are entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.
This year, the Company is taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet. On or about April 6, 2009, we will be mailing our Notice of Internet Availability of Proxy Materials to our stockholders, which contains instructions for our stockholders’ use of this new process, including how to access our 2009 Proxy Statement and 2008 Annual Report to Stockholders and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a paper copy of the 2009 Proxy Statement and 2008 Annual Report to Stockholders.
By order of the Board of Directors,
Ellen T. Harmon
Corporate Secretary
Dated: April 3, 2009
Danbury, Connecticut
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 20, 2009 — The Proxy Statement and Annual Report to Stockholders are available at http://investor.atmi.com.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE. YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET. IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY ALSO MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

ATMI, INC.
7 COMMERCE DRIVE
DANBURY, CONNECTICUT 06810
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2009
This proxy statement is being furnished to the holders of Common Stock (the “Common Stock”) of ATMI, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held at 10:00 a.m. (local time) on May 20, 2009 at the Company’s corporate offices located at 6 Commerce Drive, Danbury, Connecticut, and at any adjournments or postponements thereof.
Under rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record of our Common Stock, we are now furnishing proxy materials, which include this proxy statement, the foregoing Notice of Annual Meeting, and the Company’s 2008 Annual Report to Stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
We are mailing the Notice of Internet Availability of Proxy Materials to stockholders on or about April 6, 2009.
As used in this proxy statement, references to the “Company” include references to ATMI, Inc. and to its predecessor registrant, Advanced Technology Materials, Inc.
ABOUT THE MEETING
What is the purpose of the Annual Meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of Class III directors, the ratification of the Company’s independent registered public accounting firm and any other matters that may properly come before the Annual Meeting. In addition, management will respond to any questions from stockholders.

Who is entitled to vote at the Annual Meeting?
Only holders of record of Common Stock at the close of business on March 23, 2009, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a holder of record of Common Stock on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.
What are the voting rights of the holders of Common Stock?
Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting.
Who can attend the Annual Meeting?
Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.
Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to conduct its business. As of the Record Date, 32,416,197 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 16,208,099 votes will be required to establish a quorum.
Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining whether a quorum is present.
How do I vote?
If you are a stockholder with shares registered in your name, you can vote by one of the following methods:
Via the Internet — to vote by Internet, go to www.proxypush.com/atmi and follow the instructions there. The deadline for voting via the Internet is 5:00 p.m. (EDT) on May 19, 2009.
By Telephone — to vote by telephone, dial 866-390-5394 and follow the instructions. The deadline for voting by telephone is 5:00 p.m. (EDT) on May 19, 2009.
By Mail — Stockholders who receive a paper proxy card may elect to vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.
If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted consistent with the recommendations of our Board as described below and in the Notice of Internet Availability of Proxy Materials.
If your shares are held by a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.

Can I change my vote after I return my proxy card?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 7 Commerce Drive, Danbury, CT 06810, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
What are the Board’s recommendations?
The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR election of the nominated slate of Class III directors (see Proposal No. 1); and
•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (see Proposal No. 2).
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
Election of Class III Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Class III directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more Class III directors will not be voted with respect to the nominee for Class III director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Ratification of Appointment of Ernst & Young LLP. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Your broker will have discretionary authority to vote your shares on each of the proposals to be considered at the Annual Meeting, which are both routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” Proposal No. 1 and “FOR” Proposal No. 2. A “broker non-vote” occurs when a broker expressly indicates on a proxy card that it is not voting on a matter. To the extent your broker submits a broker non-vote with respect to your shares on a proposal, your shares will not be deemed “votes cast” and will have no effect with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to the election of the Class III directors or the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

STOCK OWNERSHIP
The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date, by: (i) each executive officer of the Company named in the Summary Compensation Table; (ii) each director and nominee for director of the Company; (iii) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; and (iv) all current directors and executive officers of the Company as a group. Except as indicated by footnote, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, other than restricted shares (over which they have sole voting power but no investment power).

	Shares	Percent
Name and Address of Beneficial Owner (1)	Beneficially Owned	of Class

Wells Fargo & Company (2)	2,556,408	7.89%
420 Montgomery Street San Francisco, CA 94163

FMR LLC (3)	2,159,400	6.66%
82 Devonshire Street Boston, MA 02109

Barclays Global Investors NA (4)	2,062,799	6.36%
400 Howard Street San Francisco, CA 94105

Westfield Capital Management Company, LP (5)	2,031,098	6.27%
1 Financial Center Boston, MA 02111

Prudential Financial, Inc. (6)	1,654,400	5.10%
751 Broad Street Newark, NJ 07102

Artisan Partners Limited Partnership (7)	1,630,800	5.03%
875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202

Eugene G. Banucci (8)	415,360	1.27%

Douglas A. Neugold (9)	359,365	1.10%

Daniel P. Sharkey (10)	241,275	*

Tod A. Higinbotham (11)	139,898	*

Timothy C. Carlson (12)	77,136	*

Lawrence H. Dubois (13)	27,148	*

Robert S. Hillas (14)	120,362	*

C. Douglas Marsh (15)	116,237	*

Mark A. Adley (16)	101,758	*

Stephen H. Mahle (17)	100,843	*

Frederick C. Flynn, Jr. (18)	25,320	*

Cheryl L. Shavers, Ph.D (19)	18,975	*

All current directors and executive officers as a group (16 persons) (20)	1,885,858	5.63%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Except as otherwise noted, the address for all stockholders is c/o ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

(2)
According to a Schedule 13G filed by Wells Fargo & Company (“Wells”) on January 23, 2009, Wells has sole voting power with respect to 2,314,867 shares of Common Stock, sole dispositive power with respect to 2,533,133 shares, and shared dispositive power with respect to 3,940 shares. The Schedule 13G provides that Wells is an investment adviser.

(3)
According to a Schedule 13G filed by FMR LLC (“FMR”) on February 17, 2009, FMR has sole voting power with respect to zero shares of Common Stock and sole dispositive power with respect to 2,159,400 shares. The Schedule 13G provides that FMR is a parent holding company.

(4)
According to a Schedule 13G filed by Barclays Global Investors NA (“BCI”), Barclays Global Fund Advisors (“BCF”), and Barclays Global Investors, LTD (“LTD”) on February 5, 2009, BCI has sole voting power with respect to 620,586 shares of Common Stock and sole dispositive power with respect to 736,280 shares, BCF has sole voting power with respect to 939,323 shares and sole dispositive power with respect to 1,305,293 shares, and LTD has sole voting power with respect to 665 shares and sole dispositive power with respect to 21,226 shares. The Schedule 13G provides that BCI is a bank, BCF is an investment adviser, and LTD is a non-U.S. institution.

(5)
According to a Schedule 13G filed by Westfield Capital Management Company, LP (“WCM”) on February 4, 2009, WCM has sole voting power with respect to 1,452,348 shares of Common Stock and sole dispositive power with respect to 2,031,098 shares. The Schedule 13G provides that WCM is an investment adviser.

(6)
According to a Schedule 13G filed by Prudential Financial, Inc. (“Prudential”) on February 2, 2009, Prudential has sole voting power with respect to 1,618,400 shares of Common Stock and sole dispositive power with respect to 1,654,400 shares. The Schedule 13G provides that Prudential is a parent holding company.

(7)
According to a Schedule 13G filed by Artisan Partners Limited Partnership (“APLP”), Artisan Investment Corporation (“AIC”), ZFIC, Inc. (“ZFIC”), Andrew A. Zeigler and Carlene M. Ziegler on February 13, 2009, each of APLP, AIC, ZFIC, Andrew A. Zeigler and Carlene M. Ziegler have shared voting power with respect to 1,495,900 shares of Common Stock and shared dispositive power with respect to 1,630,800 shares of Common Stock. Each of APLP, AIC, ZFIC, Andrew A. Zeigler and Carlene M. Ziegler may be deemed to beneficially own these shares as a result of the direct or indirect power to vote or dispose of such shares. The Schedule 13G provides that APLP is an investment adviser; AIC is the general partner of APLP; ZFIC is the sole stockholder of AIC; Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC.

(8)
Includes 8,780 restricted stock awards (“RSA”s), 269,089 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 13,821 shares either owned or issuable upon exercise of options within 60 days of the Record Date by Dr. Banucci’s spouse. Dr. Banucci disclaims beneficial ownership of the shares held by his spouse.

(9)	Includes 73,008 RSAs and 235,114 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(10)	Includes 25,695 RSAs and 161,471 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(11)	Includes 31,124 RSAs and 95,108 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(12)	Includes 30,744 RSAs and 36,906 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(13)	Includes 19,439 RSAs and 5,709 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(14)
Includes 5,592 RSAs, 69,841 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date, 14,900 deferred stock units (as described below under “Compensation and Other Information Concerning Officers and Directors— Director Compensation—Deferral of Board Retainer and Fees for Committee Service”), which are automatically converted into shares of Common Stock upon a separation from service as a director (“Deferred Stock Units”), and 10,000 shares owned by the Hillas Family Limited Partnership, of which Mr. Hillas disclaims beneficial ownership.

(15)
Includes 5,592 RSAs, 93,335 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date, 13,394 Deferred Stock Units and 8,658 shares in a trust of which Mr. Marsh, or a member of his immediate family, is a beneficiary.

(16)	Includes 5,592 RSAs, 67,884 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 15,026 Deferred Stock Units.

(17)
Includes 10,592 RSAs, of which restrictions on 5,000 shares will lapse within 60 days of the Record Date, 68,999 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 14,058 Deferred Stock Units.

(18)	Includes 5,592 RSAs, 15,551 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 5,293 Deferred Stock Units.

(19)	Includes 5,592 RSAs and 9,661 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(20)	Includes 312,710 RSAs, 1,109,158 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 62,671 Deferred Stock Units.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of all such forms they file. Based solely on its review of filings with the SEC, copies of such filings received by the Company, or written representations from certain reporting persons, the Company believes that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, complied with Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2008, with the exception of the following late filing, which resulted from delayed communication by a broker: Form 4 for Thomas McGowan, an executive officer in 2008, in relation to a sale of stock on May 19, 2008 (filed May 22, 2008).

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors is classified into three classes. The three directors serving in Class III have terms expiring at this Annual Meeting. The Board of Directors has nominated the Class III directors currently serving on the Board of Directors, Stephen H. Mahle, C. Douglas Marsh and Douglas A. Neugold, for election to serve as Class III directors of the Company for a three-year term expiring at the Company’s annual meeting of stockholders in 2012, and until their successors are duly elected and qualified, or until their earlier resignation, death, or removal. Each of the nominees has indicated a willingness to serve as a director, but if for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead.
Class III Director Nominees for Terms Expiring in 2012
The following table sets forth information regarding the nominees for re-election as Class III directors:

Name	Age	Position

Stephen H. Mahle	63	Director
C. Douglas Marsh	63	Director
Douglas A. Neugold	50	Director
STEPHEN H. MAHLE has served as a director of the Company since 1996. Since August 2007, Mr. Mahle has been Executive Vice President, Healthcare Policy and Regulatory, for Medtronic, Inc., a medical device manufacturer. From May 2004 to August 2007, Mr. Mahle was Executive Vice President of Medtronic and since January 1998, President of its Cardiac Rhythm Disease Management business. From 1998 to 2004, Mr. Mahle served as Senior Vice President of Medtronic. From 1995 to 1997, Mr. Mahle served as President of the Brady Pacing Business, a division of Medtronic, and prior to 1995, as Vice President and General Manager of the Brady Pacing Business.
C. DOUGLAS MARSH has served as a director of the Company since 2000. Since April 2004, Mr. Marsh has been retired. From July 1998 to April 2004, Mr. Marsh was the Vice President, Business Integration, U.S. Investor Relations of ASML Holding NV, a seller of photolithography equipment to the semiconductor industry. Prior to July 1998, Mr. Marsh served as Vice President, Worldwide Sales and President, U.S. Operations, of ASML Holding NV. Since 2001, Mr. Marsh has also served on the board of directors and on the Audit and Compensation Committees of MEMC Electronic Materials, Inc., a publicly-traded company that produces wafers for the semiconductor and solar industries.
DOUGLAS A. NEUGOLD has served as Chief Executive Officer of the Company since January 1, 2005, as a Director since August 2003, and as President since May 2000. Mr. Neugold also served as Chief Operating Officer from August 2003 to 2005. Prior to his appointment as President, he served as Executive Vice President of the Materials Division from February 1999, and Vice President of the SDS gas business from January 1998. Prior to joining the Company, Mr. Neugold served in a variety of executive and managerial positions with the Electronic Materials Division of Johnson Matthey Plc, a specialty chemicals company, including Vice President, and later, President, of the Semiconductor Packages business and Director of Asian Operations. Mr. Neugold also serves on the board of directors of Semiconductor Equipment and Materials International (SEMI), the trade association serving the worldwide semiconductor equipment, materials and flat panel display industries.
Our Board of Directors recommends that you vote “FOR” the election of the three nominees named above for the terms of office ending in 2012.

Continuing Directors
The following table holds information regarding directors whose terms continue after the Annual Meeting. The terms for directors in Class I expire at the 2010 Annual Meeting of Stockholders and the terms for directors in Class II expire at the 2011 Annual Meeting of Stockholders.

Name	Age	Class	Position

Robert S. Hillas	60	I	Director
Frederick C. Flynn, Jr.	58	I	Director
Cheryl L. Shavers	55	I	Director
Mark A. Adley	49	II	Director
Eugene G. Banucci	65	II	Director
Class I Directors — Terms Expiring in 2010
ROBERT S. HILLAS has served as a director of the Company since 1987. Since December 2007, Mr. Hillas has served as the Chief Financial Officer of Harding, Loevner LLC, an investment adviser, and its predecessor, and HLM Holdings, Inc., its parent. Prior to that, Mr. Hillas served as Senior Advisor at Warburg Pincus, LLC, a private equity firm, from January 2006 to July 2007. From March 2005 to January 2006, Mr. Hillas was a Managing Director of Investment Banking at CIBC World Markets Corp. From March 2003 to March 2005, Mr. Hillas was a consultant. From April 1998 to March 2003, Mr. Hillas was the President, Chief Executive Officer and Chairman of the Board of Envirogen, Inc., an environmental systems and services company.
FREDERICK C. FLYNN, JR. has served as a director of the Company since 2005. Since July 2008, Mr. Flynn has been serving as an independent financial consultant. From November 2007 to June 2008, Mr. Flynn served as Executive Vice President and Chief Financial Officer of Kionix, Inc., a designer and manufacturer of micro-electromechanical systems sensor products. From October 2005 to November 2007, Mr. Flynn was an independent financial consultant. From January 1999 through September 2005, Mr. Flynn was Senior Vice President-Finance & Administration, Chief Financial Officer and a director of CUNO, Inc., a filtration equipment manufacturer. From January 1997 through 1998, Mr. Flynn served as Senior Vice President and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. Previously, Mr. Flynn held a variety of financial management positions with United Technologies Corporation, a global diversified industrial corporation, including from 1989 to 1995, the position of Vice President — Treasurer. Mr. Flynn has been a director and Chairman of the Audit Committee of Polypore International, Inc., a manufacturer of specialized polymer-based microporous membranes, since July 2007.
CHERYL L. SHAVERS, Ph.D. has served as a director of the Company since 2006. Since February 2001, Dr. Shavers has been the Chief Executive Officer of Global Smarts, Inc., a corporate investment and advisory services firm. She is also a director and member of the Technology and Nominating Committees of Rockwell Collins, Inc., a publicly-traded company providing communications and aviation electronics solutions, and serves on the Advisory Board of E.W. Scripps Company, a diversified global media company. From 1999 to 2001, Dr. Shavers served as Under Secretary of Commerce for Technology at the U.S. Department of Commerce. Prior to 1999, Dr. Shavers held a variety of senior level positions at Intel Corporation, a designer and manufacturer of integrated circuits, most recently the Director of Emerging Technologies in the Microprocessor Sector Group at Intel Capital.

Class II Directors — Terms Expiring in 2011
MARK A. ADLEY has served as a director of the Company since 1991. Since March 2002, Mr. Adley has been a Managing Director of Mergers & Acquisitions at Banc of America Securities LLC, the investment banking subsidiary of Bank of America. From 1996 to 2001, Mr. Adley was a Managing Director at Credit Suisse First Boston Corporation, an investment banking firm.
EUGENE G. BANUCCI, Ph.D. a founder of the Company, has served as Chairman of the Board and Director since 1986. Until January 1, 2005, Dr. Banucci served as Chief Executive Officer, in which position he had served since 1986. Previously, Dr. Banucci served in a variety of executive and managerial positions, including serving as President from 1986 to April 2000. Prior to 1986, Dr. Banucci was a director of American Cyanamid Company’s Chemical Research Division, with responsibility for the research, development and technical service activities of the Chemicals Group. Since 2003, Dr. Banucci has also served on the board of directors of Zygo Corporation, a publicly-traded company that designs, develops and manufactures optical components and instruments for optics-intensive industries. Since 2006, Dr. Banucci has served on the board of directors of Clean Harbors Corporation, a publicly-traded company in the environmental service business.
PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its internal control over financial reporting for the fiscal year ending December 31, 2009, and has determined that it would be desirable to request that the stockholders ratify such appointment. Ernst & Young LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008, and has reported on the Company’s consolidated financial statements and its internal control over financial reporting for such year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
While stockholder ratification is not required for the appointment of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for appointing the Company’s independent registered public accounting firm, the appointment is being submitted for ratification at the Annual Meeting with a view toward soliciting the stockholders’ opinions, which the Audit Committee of the Board of Directors will take into consideration in future deliberations.
For information regarding audit and other fees billed by Ernst & Young LLP for services rendered in fiscal years 2008 and 2007, see “Fees of Independent Registered Public Accounting Firm and Report of the Audit Committee—Fees Billed by Independent Registered Public Accounting Firm for Fiscal 2008 and 2007”.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of our Independent
Registered Public Accounting Firm.

BOARD OPERATIONS
Current Members of the Board and Each Committee of the Board

Corporate Governance
	Audit	Compensation	and Nominating	Technology
Director	Committee	Committee	Committee	Committee

Mark A. Adley		*	**
Eugene G. Banucci				*
Frederick C. Flynn, Jr.	**
Robert S. Hillas	*	**
Stephen H. Mahle	*		*	*
C. Douglas Marsh		*	*
Douglas A. Neugold
Cheryl L. Shavers		*		**

*	Member

**	Chair
Independent Directors
The Board of Directors has determined that six of our eight directors, Messrs. Adley, Flynn, Hillas, Mahle and Marsh and Dr. Shavers, are “independent” directors as defined in the NASDAQ Global Select Market’s listing standards and under the Company’s Corporate Governance Guidelines and Principles, which are available on the Company’s website, www.atmi.com. Dr. Banucci’s employment relationship with the Company terminated in June 2008.
Our independent directors regularly hold meetings in executive session, at which only independent directors are present. Since May 2004, Mark A. Adley has served as the presiding independent director of the Board of Directors. In this role, Mr. Adley presides over executive sessions of the independent members of the Board of Directors and leads the deliberations of the Board’s independent directors on topics such as CEO succession, nominations to the Board and corporate governance.
Role of Each Committee
The Board of Directors has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Technology Committee.
Audit Committee
The functions and responsibilities of the Audit Committee are described in the written charter available on the Company’s website, www.atmi.com, and are described in more detail below under the heading “Fees of Independent Registered Public Accounting Firm and Report of the Audit Committee—Report of the Audit Committee.” All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the NASDAQ Global Select Market. In addition, the Board has determined that each member of the Audit Committee is financially literate and is considered an “audit committee financial expert” as defined in Regulation S-K as promulgated by the SEC. The Audit Committee met twelve times during 2008 to, among other things, appoint, compensate, retain, and oversee the work of the independent auditor, review the Company’s annual and quarterly financial results, approve the Company’s annual audited financial results, discuss and approve the internal audit plan and review progress with respect to the independent audit of the Company’s financial statements and oversee the effectiveness of the Company’s internal controls over financial reporting.

Compensation Committee
The Compensation Committee is responsible for overseeing the Company’s compensation policies and practices, including compensation of the executive officers and non-employee directors of the Company. The Compensation Committee approves, among other things, annual performance objectives for the Chief Executive Officer and recommends to the Board for approval the compensation of the executive officers, including the Chief Executive Officer. The Compensation Committee receives recommendations from the Chief Executive Officer with respect to base salaries and annual incentive compensation awards for executive officers other than the Chief Executive Officer. See “Compensation and Other Information Concerning Officers and Directors—Compensation Discussion and Analysis”. The Compensation Committee is also responsible for administering the Company’s 1997, 1998, 2000 and 2003 stock plans (each a “Stock Plan”, and collectively, the “Stock Plans”), including recommending to the Board for approval the grant of stock options and awards of restricted stock under such Plans. In accordance with its charter, the Compensation Committee may form, and delegate any of its responsibilities to, a subcommittee comprised solely of one or more of its members. The functions and responsibilities of the Compensation Committee are described in more detail in the written charter available on the Company’s website, www.atmi.com. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the Nasdaq Global Select Market. The Compensation Committee met eight times during 2008.
In 2006, 2007 and 2008, the Compensation Committee retained an independent executive compensation consulting firm, Pearl Meyer & Partners (“PM&P”), to assist it in assessing the competitiveness of the Company’s compensation programs for executive officers and non-employee directors. PM&P’s scope of work with respect to 2008 compensation included reviewing the established peer group of companies for external comparisons of total compensation and aggregate long-term incentive equity compensation, and assessing current compensation levels, plans and practices of the Company against the comprehensive study thereof conducted with respect to 2007 compensation by PM&P. PM&P reports directly to the Compensation Committee and does not perform any services for management. As provided in the Compensation Committee’s charter, the fees for PM&P are paid by the Company.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is responsible for:
•	developing and recommending to the Board, and overseeing implementation of, the Company’s corporate governance guidelines and principles;

•	reviewing on a periodic basis the overall effectiveness and appropriateness of the Company’s corporate governance and recommending improvements when necessary;

•
assisting the Board in identifying, screening and reviewing individuals qualified to serve as directors in accordance with criteria approved by the Board and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•
developing and recommending to the Board, and overseeing implementation of, the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; and

•	assisting the Board in disclosing information relating to functions of the Corporate Governance and Nominating Committee as may be required in accordance with federal securities laws.
The functions and responsibilities of the Corporate Governance and Nominating Committee are described in more detail in the written charter available on the Company’s website, www.atmi.com. All of the members of the Corporate Governance and Nominating Committee are independent within the meaning of the listing standards of the NASDAQ Global Select Market. The Corporate Governance and Nominating Committee met three times during 2008.

Technology Committee
The Technology Committee is responsible for providing review and oversight on matters relating to technology and innovation, including:
•	significant emerging technology issues and trends that may affect the Company;

•	the Company’s approach to technical innovation; and

•	alignment between strategic commercial objectives and the Company’s technology and product innovation plans.
The functions and responsibilities of the Technology Committee are described in the written charter available on the Company’s website, www.atmi.com. The Technology Committee, which consists of three Directors (and consisted of two Directors in 2008) and receives regular input from the Company’s Chief Technology Officer, met twice during 2008.
Process for Nominating Directors
The Corporate Governance and Nominating Committee reviews the skills and experience of potential candidates for election to the Board and recommends nominees to the full Board for approval. Areas of importance to the Board in evaluating candidates are personal and professional integrity, demonstrated ability and judgment, industry and functional expertise and diversity. The Corporate Governance and Nominating Committee uses a variety of means to identify prospective nominees for the Board, including considering referrals from other Board members, management and other external sources such as retained executive search firms. When considering director candidates, the Corporate Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s other directors, provide a blend of skills and experience that will enhance the Board’s effectiveness. The Corporate Governance and Nominating Committee will also continue to recommend to the Board that it nominate qualified incumbent directors whom the Corporate Governance and Nominating Committee believes will continue to make important contributions to the Board.
Historically, the Company has not been presented with a nominee for director by any of its stockholders. The Corporate Governance and Nominating Committee intends to use the same criteria as described above for evaluating any such nominee candidates. Pursuant to the Company’s Bylaws, the Corporate Governance and Nominating Committee would consider qualified nominees recommended by any stockholder who is a stockholder of record at the time of giving of notice as provided for in Section 2.9 of the Company’s Bylaws and who gives timely notice in writing to the Corporate Secretary of the Company at the Company’s principal executive offices pursuant to such Section. To be timely, notice must be delivered not later than the close of business on the sixtieth day, nor earlier than the close of business on the ninetieth day, prior to the first anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than thirty days before, or more than sixty days after, such anniversary date, in which case to be timely, notice must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting and the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must also include as to each person whom a stockholder proposes to nominate for election as a director (i) that information required by the Company’s Bylaws, including the class and number of shares owned (beneficially and of record) by the stockholder; a description of any agreements the stockholder has with affiliates or third parties concerning the director nomination; a description of any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares the stockholder has with respect to the Company’s stock; a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the director nomination; and whether the stockholder intends to conduct a proxy solicitation; and (ii) certain biographical information about each director nominee as specified in the Company’s Bylaws, as well as a questionnaire completed by each director nominee that requires the nominee to disclose any voting commitments the nominee may have with a third person and commit to comply with the Company’s corporate governance standards if elected.

Stockholder Communications with the Board
Stockholders may contact the Board or any of the Company’s directors (including the presiding independent director) by writing to them at ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810, c/o Investor Relations. The Company will forward all stockholder communications directly to the respective Board members to whom such communication is directed.
Code of Conduct
The Company has adopted a business code of conduct for all of our employees and directors, including our principal executive officer, principal financial/accounting officer and other senior financial personnel that complies with applicable SEC and NASDAQ requirements. A copy of our business code of conduct is available on our website at www.atmi.com. In addition, any person may receive a copy of the code, free of charge, by making a request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810. We intend to post on our website material changes to, or waivers from, our business code of conduct, if any, within four business days of any such event.
Board Attendance at the Annual Meeting
In accordance with the Company’s Corporate Governance Guidelines and Principles, available on our website at www.atmi.com, all directors are expected to attend the Company’s Annual Meeting of Stockholders absent unusual circumstances. All directors who served on the Board at the last Annual Meeting were in attendance.
Frequency of and Attendance at Board Meetings During Fiscal 2008
The Board of Directors held eight meetings during 2008 and acted four times by unanimous written consent. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all Committees of the Board on which such director served.
COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS
Executive Officers
The following table sets forth certain information with respect to the Company’s executive officers, other than Douglas A. Neugold, for whom information is set forth under Class III directors, above:

Name	Age	Position

Timothy C. Carlson	43	Executive Vice President, Chief Financial Officer and Treasurer
Ellen T. Harmon	54	Executive Vice President, Chief Legal Officer and Secretary
Tod A. Higinbotham	44	Executive Vice President, Process Solutions
Daniel P. Sharkey	52	Executive Vice President, Business Development
Steven M. Curtis	56	Senior Vice President, Sales
Lawrence H. Dubois	54	Senior Vice President and Chief Technology Officer
Paul J. Hohlstein	58	Senior Vice President, Supply Chain and Operations
Kevin M. Laing	41	Senior Vice President and Chief Information Officer
TIMOTHY C. CARLSON has served as Executive Vice President, Chief Financial Officer and Treasurer since September 2007. Prior to that, Mr. Carlson served as Senior Vice President and General Manager, Packaging, from March 2007 to September 2007. Previously, he was Senior Vice President, Business Development from 2005 to March 2007. Mr. Carlson joined ATMI as Vice President and Corporate Controller in 2000. Before joining ATMI, Mr. Carlson was with Campbell Soup Company, a global manufacturer of soup, beverage, confectionery and prepared food products, most recently as Finance Director for Campbell Australia and for Pepperidge Farm.

ELLEN T. HARMON has served as Executive Vice President, Chief Legal Officer and Secretary since joining ATMI in January 2008. Prior to joining ATMI, Ms. Harmon was Vice President, General Counsel and Corporate Secretary at WHX Corporation, a diversified manufacturing company engaged in electronic and engineered materials, specialty fasteners and tubing, since February 2006, and prior to that was Senior Vice President, General Counsel and Corporate Secretary at The Robert Allen Group, Inc., a designer/distributor of fabrics and furnishings to the interior design trade, furniture manufacturers, and the contract and hospitality markets from January 2004 to February 2006. Previously, Ms. Harmon served as Vice President, General Counsel and Corporate Secretary of Metallurg, Inc., an international producer and supplier of specialty metals, metallic chemicals and metal alloys from January 1999 to June 2002. She held a number of positions with Sequa Corporation from 1988 through 1998, including Senior Associate General Counsel and Corporate Secretary.
TOD A. HIGINBOTHAM has served as Executive Vice President, Process Solutions, since September 2007. Prior to that, Mr. Higinbotham served as Senior Vice President, General Manager, Materials, from October 2004 through September 2007. Mr. Higinbotham joined ATMI in 1999 as Vice President of Sales and Marketing for the Epitaxial Services division. In February 2001, the Material Lifecycle Solutions division was formed and Mr. Higinbotham served as Vice President, Sales and Service, later adding the duties of Vice President of Marketing in September 2003. Prior to joining ATMI, Mr. Higinbotham served as Director of Sales and Marketing for the specialty silicon business unit of Komatsu, Ltd., a manufacturer of construction and mining equipment, industrial machinery and vehicles and electronics products. Mr. Higinbotham also served as a consultant, leading business system reengineering projects, for several high tech companies.
DANIEL P. SHARKEY has served as Executive Vice President, Business Development, since September 2007. Prior to that, Mr. Sharkey served as Chief Financial Officer from 1990 to September 2007, as Treasurer from 1993 to September 2007, as Executive Vice President since 2005, and as Vice President from 1993 to 2005. Mr. Sharkey also served as Secretary from January 2004 through May 2004, and as Acting Secretary from September 2007 through January 2008. Prior to 1990, Mr. Sharkey served as Vice President of Finance and Administration for Adage, Inc., a manufacturer of high-performance computer graphics terminals, Corporate Controller for CGX Corporation, and as an Audit Supervisor for KPMG, a firm that provides audit, tax and advisory services.
STEVEN M. CURTIS has served as Senior Vice President, Sales, since September 2007. Mr. Curtis joined ATMI in July 2007, and served as Vice President of Sales, Materials, until September 2007. Prior to joining ATMI, Mr. Curtis was General Marketing Manager at Nalco Company, a provider of potable and waste water treatment products, from 2004 to July 2007. Prior to that, Mr. Curtis served as General Manager at Nalco from 2001 through 2003, responsible for sales and marketing within 20 countries.
LAWRENCE H. DUBOIS, Ph.D. has served as Senior Vice President and Chief Technology Officer since joining ATMI in September 2007. Prior to joining ATMI, Dr. Dubois was Corporate Vice President and head of the Physical Sciences Division at SRI International from 2000 through September 2007, where he led a multidisciplinary team of approximately 200 scientists and engineers focusing on the development and commercialization of advanced materials and coatings, micro- and nano- fabrication technologies, power sources, medical diagnostics, molecular and optical physics, and environmentally benign processing. Prior to that, Dr. Dubois served as Director, Defense Sciences Office, at the Defense Advanced Research Project Agency (U.S. Department of Defense). He is the Chair of the Defense Sciences Research Council and a member of the Board of Directors of Sylvan Source.
PAUL J. HOHLSTEIN has served as Senior Vice President, Supply Chain and Operations, since September 2007. Mr. Hohlstein joined ATMI in 2005, and served as Vice President of Supply Chain and Operations, Materials, until September 2007. Prior to joining ATMI, Mr. Hohlstein was Vice President and General Manager at Pemstar, Inc., a global electronics manufacturing service provider, from 2004 through 2005. Prior to that, Mr. Hohlstein served as Vice President, Operations of the Etch Product Group at Applied Materials, Inc., a semiconductor equipment and materials provider, and also as Vice President, Global Materials and Supply Chain Management, where he was responsible for overall operations and global account management, from 2000 through 2003.

KEVIN M. LAING has served as Senior Vice President and Chief Information Officer since September 2007. Mr. Laing joined ATMI in March 2003, and served as Vice President and Chief Information Officer until 2007. Before joining ATMI, Mr. Laing served as Vice President and Chief Information Officer of XESystems, Inc., a subsidiary of Xerox Corporation, a document management technology and services provider from 1998 to 2003. Previously, Mr. Laing was a consultant with Andersen Consulting, a global management consulting, technology services and outsourcing company from 1997 to October 1998. Prior to that, he worked for Pitney Bowes, a provider of mailstream solutions, in a variety of finance, audit and accounting roles from July 1990 to March 1997.
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “Named Executive Officers”). The Compensation Committee of the Board (the “Committee”) reviews and makes recommendations to the Board for the compensation of our executive officers, including the Named Executive Officers, consisting of base salary, annual incentive awards, and long-term equity incentive compensation consisting of stock option grants and restricted stock awards (“RSAs”), as well as an executive officer perquisite plan and any other proposed form of compensation. The Committee’s recommendations are generally subject to final approval of the Board of Directors.
Compensation Program Objectives
Our executive compensation program is designed to achieve the Company’s goal of attracting, engaging and retaining leaders who can achieve financial and strategic growth objectives that maximize long-term shareholder value. Compensation levels are set to be competitive within the Company’s Peer Group (see below), as well as to reflect Company performance and relevant individual performance.
The Committee considers relevant market pay practices in setting executive compensation to enhance the Company’s ability to attract and retain the talented individuals that will help ensure our long-term success in a highly competitive industry. Our executive compensation plan, as recommended by the Committee’s compensation consultant, Pearl Meyer & Partners (“PM&P”), consists of three key elements: base salary, annual cash incentives and long-term equity incentives. In assessing market competitiveness, the compensation of the Company’s executive officers was reviewed against executive compensation at a designated set of peer companies (the “Peer Group”), which were selected based on industry, revenue and market capitalization similarity. The Peer Group is comprised of the following companies: Advanced Energy Industries, Inc., Axcelis Technologies, Inc., Brooks Automation, Inc., Cabot Microelectronics Corporation, Credence Systems Corporation, Cymer, Inc., Entegris, Inc., FEI Company, FormFactor, Inc., Mattson Technology, Inc., MKS Instruments, Inc., Photronics, Inc. and Veeco Instruments Inc. In addition to the Peer Group, the Committee considers data from compensation surveys to create a broad market perspective for making external comparisons to the Company’s compensation programs. The Chief Executive Officer attends many of the Committee’s meetings and makes recommendations regarding compensation packages for other executive officers. He does not attend the portions of those meetings at which his own compensation, strategic goals or performance are under consideration.
The Committee’s overall objective is to set compensation levels and targets for executive officers that are competitive with the Peer Group. To ensure that the Company is attracting top talent and to reinforce the Committee’s philosophy of rewarding excellent performance, the Committee has provided for three components of compensation that are described more fully below. Base salary levels, annual incentive compensation awards and long-term equity incentive awards vary based on an individual’s job responsibilities, experience, performance and Company financial results. The Committee and the Board set financial targets for the Company, the achievement of which is the primary determinant of annual incentive compensation levels, as well as, to a lesser extent, individual strategic objectives, which include such goals as implementation of key strategic initiatives, execution of business process efficiencies, development of leadership throughout the Company, integration of continuous improvement processes, and strengthening of our “customer first” focus. The Board strongly encourages each executive officer to maintain a meaningful equity stake in the Company, which is made possible through the retention of a significant portion of stock upon exercise of options and vesting of restricted stock.

The Elements of the Company’s Total Compensation Program
Base Salary
The Company’s base salary program recognizes an individual’s job responsibilities, management experience and actual performance, as well as the Company’s financial performance, and supports the Committee’s general philosophy of paying base salaries at the 50th percentile of salaries paid to executives in comparable positions within the Peer Group. For the executive officers other than the Chief Executive Officer, changes in base salary are proposed to the Committee by the Chief Executive Officer based on his evaluation of each individual’s performance for the year, as well as target pay relative to the Peer Group and the Company’s overall salary budget guidelines. The Chief Executive Officer’s recommendations are reviewed and approved by the Committee, subject to final approval of the Board, in December of each year, and if approved, become effective the following January. The Committee considers the same elements described above in determining adjustments to the Chief Executive Officer’s base salary.
After applying these criteria in December 2008, with a particular emphasis on the Company’s financial performance and the current difficult economic environment, the Board did not approve any increase in base salaries for any executive officers (including the Named Executive Officers) for the second consecutive year.
Base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that the executive is a covered employee under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), and such executive’s aggregate compensation subject to Section 162(m) exceeds $1 million. Generally, Named Executive Officers from year to year are considered “covered employees” under the Tax Code. No employee of the Company received base salary in excess of $1 million in 2008.
Annual Incentive Compensation Awards
The Company’s annual incentive compensation awards program is intended to motivate executives to achieve Company results that exceed Peer Group performance. Under the plan, annual awards are approved in December, subject to completion of the annual audit, and paid in the first quarter of the following year. Awards are based on the achievement of pre-established financial objectives and individual strategic objectives for the current fiscal year. Award targets are set as a percentage of base salary, with reference to similar awards and total cash compensation at Peer Group companies.
Financial objectives for the Company and individual strategic objectives for executive officers are approved annually in advance based upon operating plans approved by the Board of Directors. The plan provides for 75% of the award to be based on attainment of financial objectives (both revenue and operating income weighted components) and 25% to be based on attainment of individual strategic objectives. For any given fiscal year, proposed payouts to executive officers may range from 0% to 200% of award targets on a sliding scale (with 0% for threshold (or below) performance, 100% for target performance and 200% for stretch performance). Financial and individual strategic objectives, potential award amounts and actual award amounts for the Chief Executive Officer are recommended solely by the Committee and approved by the Board of Directors. Recommendations for awards for the other executive officers are made by the Chief Executive Officer to the Committee, which in turn considers those recommendations and subsequently determines the award amounts that are presented for approval to the Board of Directors. The plan provides for no awards if minimum thresholds set for financial targets are not achieved, but the Committee retains discretion, in light of the Company’s and the individual’s performance, to take into account extraordinary factors in determining the granting of awards to meet overall compensation objectives.
For 2008, the Committee recommended, and the Board approved, specific financial targets for revenue and operating income for the Company. The Committee also approved strategic objectives for individual executive officers that related directly to the execution of the Company’s core strategies relevant to the individual’s business or functional responsibilities (for example, new product initiatives, key customer initiatives, leadership development, business development, and risk management). The Committee determined the specific revenue and operating income targets for the establishment of 2008 annual incentive award payments with respect to our short-term financial objectives, combining the importance of revenue growth in conjunction with meeting an operating income objective.

The Board of Directors had set 2008 financial targets for incentive compensation purposes at $410.3 million of revenue, and $63.9 million of operating income. Actual consolidated revenues and operating income for fiscal 2008 were $339.1 million and $39.9 million, respectively. As a result of the 2008 consolidated financial performance being below threshold performance, no payouts were made to executive officers in respect of the attainment of financial objectives. The Committee and the Board exercised their discretion, as contemplated by the plan, in determining to award incentive compensation to Named Executive Officers for fiscal year 2008, based on the achievement of their individual strategic objectives, and, in certain cases, additional discretionary amounts in recognition of achievement beyond those objectives. The Board of Directors recognized the difficult challenges presented by the broad economic downturn in 2008, but also the strong individual contributions of several Named Executive Officers, in making such additional discretionary awards to Messrs. Neugold, Carlson and Higinbotham. Awards to the Named Executive Officers are set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”. The Committee believes that incentive awards paid to the Named Executive Officers for fiscal year 2008 served the intent of the plan in appropriately rewarding individual accomplishment despite below threshold Company financial performance. Fiscal year 2008 awards were paid in cash in February 2009 following completion of the annual audit.
The Company intends that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Tax Code, provided that other compensation objectives are met. Incentive awards paid to executive officers under the annual incentive plan generally are deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Tax Code.
Base salary and cash payments under the annual incentive compensation program are the only elements of compensation that are used in determining the amount of contributions by employees, and the Company on behalf of employees, permitted under the Company’s 401(k) savings plan.
Long-term Incentives
The overall objective of the compensation program is to maximize long-term stockholder value by enabling the Company to attract and retain top talent and by aligning management’s interests with the interests of the Company’s stockholders. Long-term equity incentive (“LTI”) grants to executive officers are based on job responsibilities and potential for individual contribution to attainment of Company strategic goals, with reference to the levels of total direct compensation (total cash compensation plus the value of LTI awards) of executives within the Peer Group. The Committee regularly reviews the total equity awards and holdings of all executive officers. As described above, in general, the Company targets grant values (estimated economic value as of the date of grant), including grants to the Chief Executive Officer, at the 50th percentile of the Peer Group, with an opportunity to achieve higher or lower value through performance-based vesting criteria tied to the level of actual performance attained. As with the determination of base salaries and annual incentive awards, the Committee retains the ability to exercise judgment and discretion in line with the above criteria and its general policies. LTI grants to executive officers for 2008 were divided equally between non-qualified stock option grants and performance-based RSAs. Stock options employ four year ratable vesting and expire on the tenth anniversary of the grant date. Performance-based RSAs are measured, and the total number of shares earned is determined, approximately one year after the grant date (based on Company performance relative to agreed targets and objectives) and once earned, they are also subject to time-based vesting, ratably over four years from the grant date.
LTI awards are made pursuant to the terms of the Company’s 2000 and 2003 Stock Plans, which have been approved by stockholders. The number of stock options granted is determined based upon the Black-Scholes-Merton valuation model for a 10-year-term option on the grant date. The number of performance-based RSAs is determined based on the fair market value of the Company’s Common Stock on the grant date.
Stock Options
Stock options provide for financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. Under the Company’s 2000 and 2003 Stock Plans, the exercise price of any non-qualified options (options that do not qualify as “incentive stock options” under Section 422 of the Tax Code) granted pursuant to the Stock Plans may not be less than the fair market value of the Company’s Common Stock on the grant date. Fair market value has been consistently determined as the last reported sale price of the Company’s Common Stock on the NASDAQ Global Select Market on the grant date or the immediately preceding business day if the grant date is not a business day. While the Company is allowed to grant “incentive stock options,” as defined under the Tax Code, the Company generally only makes grants of non-qualified stock options.

The Company may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Stock options granted to employees, including the Named Executive Officers vest ratably over a period of four years following the grant date, and, in each case, expire on the tenth anniversary of the grant date. Generally, upon an employee’s termination of employment, unvested options expire immediately and vested options expire ninety days thereafter. Grants are generally recommended by the Committee and all grants are subject to final approval by the Board. The Company’s historical practice had been to grant options to executive officers on or about January 1 of each year; however, the Board moved the award date for 2009 and future years to early February. In addition, grants are made at other times, in limited cases, for new hires, upon promotion or for other special recognition.
2008 Stock Option Grants
Option grants are made to executive officers, including the Named Executive Officers, on an annual basis. In 2008, consistent with the process in place generally since the Company was founded, annual grants of options described in the Table “Grants of Plan-Based Awards — Fiscal Year 2008” were made to the Named Executive Officers effective January 2, 2008, following the Committee and Board meetings held (per the usual practice) in December 2007.
RSAs
 RSAs provide for financial gain derived from the value of the stock, including the potential appreciation in the stock price, from the date that the RSA is granted. Pursuant to the Company’s 2003 Stock Plan, restrictions on transferability of such shares may lapse based upon the passage of time and/or the achievement of specified performance goals. Under most circumstances, if at the time an individual’s employment with the Company is terminated, he or she holds shares of restricted stock pursuant to an RSA, such “unvested” shares (that is, where the restrictions on transferability have not yet lapsed) are forfeited by the employee. Employees may satisfy tax withholding obligations triggered upon vesting of restricted stock by making an irrevocable election prior to the relevant vesting date to withhold shares of such stock with a fair market value equal to the minimum tax withholding obligation.
In December 2006, in accordance with the terms of the Company’s 2003 Stock Plan, and with reference to the work of PM&P, the Committee recommended, and the Board approved, a change in the terms of RSAs made to executive officers, including the Named Executive Officers, beginning with grants made in January 2007, to include a performance-based component as well as a time-based vesting component, as described in more detail below. Prior to January 2007, vesting of RSAs made to executive officers was solely time-based. This change was made to more closely align LTI grants to senior management with the Company’s achievement of longer-term financial objectives that enhance stockholder value. This affords executive officers the opportunity to earn higher awards for outstanding performance and reduced awards for less than planned financial performance.
Actual awards of performance-based RSAs are established based on comparison to Peer Group data accumulated by PM&P. Performance-based RSAs are granted at a theoretical maximum amount based on a “stretch” metric equal to 200% of target performance. Performance-based RSAs can be earned based upon the Company’s achievement of the annual operating income growth target established by the Board of Directors prior to the grant date. The actual number of RSAs earned will range from 0% to 200% of the grant value determined with reference to the 50th percentile of the Peer Group, 200% being the “theoretical maximum” number of RSAs that can be earned (i.e., achievement of target performance with respect to any given year would result in cancellation of half of the initially awarded performance based RSAs). The amount of the grant earned for “threshold” performance will be 0, 100% for “target” performance, and 200% for “stretch” performance, which represents a significantly greater degree of difficulty over “target” performance and is dependent upon the Company’s ability to deliver growth well in excess of industry levels. In addition, any performance-based RSAs so earned will be subject to time-based, ratable vesting over a period of four years following the grant date, with the first time-based vesting date equal to the date the Board determines the amount actually earned, following completion of the fiscal year annual audit, and the second, third and fourth time-based vesting dates equal to the respective anniversary of the grant date.

All performance-based RSAs granted with respect to 2008 were forfeited (see below) as a result of the Company’s financial performance.
The Company’s general practice has been to grant RSAs on or about January 1 of each year for executive officers (although the Board moved the award date for 2009 and future years to early February) and on or about March 1 for other employees of the Company, except in limited cases for new hires, upon promotion or for other special recognition. In the case of new hires, promotions or other special recognition, awards are proposed by management subject to Board approval at a scheduled Board meeting.
2008 RSAs
RSAs are made to executive officers, including the Named Executive Officers, on an annual basis. In 2008, RSAs (described in the Table “Grants of Plan-Based Awards — Fiscal Year 2008”) were made by the Board to the Named Executive Officers, effective January 2, 2008, following deliberations of the Committee and Board. RSAs are granted with reference to Peer Group compensation data considered by the Committee on an annual basis. Performance-based RSAs were awarded in January 2008 at a theoretical maximum amount based on a “stretch” metric equal to 200% of target performance, subject to forfeiture based upon the 2008 audited financial results of the Company. The following table illustrates how the 2008 performance-based RSAs granted to the Named Executive Officers were determined:

					Performance
					RSAs That
				Performance	Would Vest @
				RSAs Awarded	Target
	Peer Comp	LTI Components		@ Stretch (200% of	Performance
	50th pctle	50% RSAs	50% NQSOs	Target)*	(100%)

Neugold	$1,060,000	$530,000	$530,000	32,868	16,434
Carlson	$510,000	$255,000	$255,000	15,814	7,907
Sharkey	$395,000	$197,500	$197,500	12,248	6,124
Higinbotham	$560,000	$280,000	$280,000	17,364	8,682
Dubois	$275,000	$137,500	$137,500	8,527	4,264

*	Based on ATMI stock price at December 31, 2007 ($32.25)
For example, Mr. Neugold was awarded 32,868 performance RSAs based on the potential of earning a theoretical maximum number of awards if stretch financial performance was achieved by the Company. At target performance, 16,434 performance RSAs, equivalent to $530,000 of potential long-term incentive compensation, would be earned, subject to time-based vesting and 16,434 performance RSAs would be forfeited. This amount represents one-half of the peer group amount at the 50th percentile, $1,060,000, since 50% of target long-term incentives are composed of performance RSAs, with the other half being non-qualified stock options (NQSOs). For the named executive officers, a target level equity component based on the 50th percentile of peer group comparables was used for setting LTI awards. In 2008, the Company achieved $39.9 million in operating income, which was below the threshold level of $63.9 million. As a result, all of the performance RSAs granted in 2008 were forfeited.
In addition, in December 2007, the Board decided to grant extended performance RSAs, effective January 2, 2008, to those executive officers who had been granted performance-based RSAs in early 2007. The purpose of this supplemental award was to recognize the short-term (one year) period against which the 2007 performance-based RSAs were measured and could be earned during the ramp-up commencement of a three-year incentive program. It was the Committee’s conclusion that the intent of the program, to encourage and reward longer-term performance by executive officers, would be more effectively achieved in this manner. Such grants could have been earned by the grantees based upon the Company’s achievement of two-year operating goals established by the Board in 2006, as adjusted for subsequent strategic investments, for the period from 2006 through the end of 2008. The extended performance RSAs could have been earned on a straight-line basis ranging from 0% to 100% of the total award, with 0% earned for “threshold” cumulative operating income growth performance, and 100% earned for “target” cumulative operating income growth performance. No additional extended performance RSAs could have been earned for operating income growth in excess of “target” (i.e., there was no stretch opportunity up to 200%). Any RSAs so earned would have also been subject to a time-based, ratable vesting over a period of four years following the grant date. The maximum numbers and values (based on the last reported sale price of our Common Stock on the NASDAQ Global Select Market on December 31, 2007, of $32.25) of such extended performance RSAs granted on January 2, 2008 to the Named Executive Officers were: 16,434 RSAs ($529,996) to Mr. Neugold; 3,876 RSAs ($125,001) to Mr. Carlson; and 6,202 RSAs ($200,014) to each of Messrs. Higinbotham and Sharkey. In 2008, the Company achieved $39.9 million in operating income, which was below the threshold level of $63.9 million. As a result, all of the extended performance RSAs granted in January 2008 were forfeited.

Compensation Earned by Named Executive Officers with respect to 2006, 2007 and 2008
In order to provide our stockholders with a complete picture of the direct link between our executive compensation program, as contemplated by the Committee, and the Company’s actual consolidated financial results for 2008, we are furnishing a version of the compensation earned by our Named Executive Officers that is different than the one that is prescribed by the SEC pursuant to its rules for the Summary Compensation Table (and is not a substitute therefor). The following alternative table was prepared using the fair value of RSAs actually earned (as opposed to granted or vested) by our Named Executive Officers and stock option grants made in 2008, 2007 and 2006. We believe that the alternative table below illustrates the actual value of total compensation earned by the Named Executive Officers for those years, as it reflects the substantial number of RSAs that were forfeited based on actual financial results for 2008 and 2007.
It should be noted that the table below is not the prescribed Summary Compensation Table, which appears following the Report of the Compensation Committee.

			Non-Equity	Value of	Value of Stock
			Incentive Plan	RSAs	Option Awards	All Other
Name and			Compensation	earned	granted	Compensation
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)

Douglas A. Neugold,	2008	$494,000	$90,000	$—	$530,000	$65,949	$1,179,949
Chief Executive Officer	2007	$493,269	$250,921	$50,343	$530,000	$74,507	$1,399,040
and President	2006	$475,000	$394,952	$500,000	$500,000	$59,185	$1,929,137

Timothy C. Carlson,	2008	$300,000	$60,000	$—	$255,000	$23,788	$638,788
Executive Vice President,	2007	$255,846	$121,392	$11,876	$125,000	$25,938	$540,052
Chief Financial Officer and Treasurer

Daniel P. Sharkey,	2008	$303,000	$27,000	$—	$197,500	$24,548	$552,048
Executive Vice President,	2007	$302,577	$85,826	$18,989	$200,000	$26,591	$633,983
Business Development	2006	$292,000	$148,373	$264,000	$264,000	$20,781	$989,154

Tod A. Higinbotham,	2008	$316,000	$35,000	$—	$280,000	$23,949	$654,949
Executive Vice President,	2007	$296,962	$149,335	$18,989	$200,000	$24,179	$689,465
Process Solutions	2006	$282,500	$204,405	$250,000	$250,000	$56,821	$1,043,726

Lawrence H. Dubois,	2008	$295,000	$33,000	$—	$137,500	$83,537	$549,037
Senior Vice President and Chief Technology Officer

(1)	See Note 3 to the Summary Compensation Table for Fiscal Years Ended December 31, 2008, 2007 and 2006.

(2)
Reflects the grant date value of RSAs awarded on January 2, 2008, January 2, 2007 and January 3, 2006, respectively (as adjusted in the case of 2008 and 2007 for the value of the RSAs forfeited due to the actual financial performance of the Company), based upon the last reported sale price of our common stock on the NASDAQ Global Select Market on January 2, 2008, or $31.29, December 29, 2006 (since the market was closed on January 2, 2007), or $30.53, and January 3, 2006, or $28.86. The 2007 RSAs vest 25% on the date the amount earned is calculable based on the completion of the 2007 year-end financial audit and 25% per year on each of the next three anniversary dates of the grant. The 2006 RSAs vest 50% on the third anniversary of the grant date, and 25% on each of the fourth and fifth anniversaries of the grant date. With respect to the 2007 awards, the value reflected above is based on the number of RSAs actually earned by the Named Executive Officers after taking into account the forfeiture of the majority of the original grants as a result of the failure to achieve the operating income growth targets established by the Board of Directors for 2007:

	RSAs Granted @
	Stretch (200% of
Named Exec. Officer	Target)	RSAs Forfeited	RSAs Earned

Mr. Neugold	34,720	33,071	1,649
Mr. Carlson	8,189	7,800	389
Mr. Sharkey	13,102	12,480	622
Mr. Higinbotham	13,102	12,480	622
With respect to the 2008 RSAs, all of the original grants were forfeited as a result of the failure to achieve the operating income growth targets established by the Board of Directors for 2008:

	RSAs Granted @
	Stretch (200% of
Named Exec. Officer	Target)	RSAs Forfeited	RSAs Earned

Mr. Neugold	49,302	49,302	—
Mr. Carlson	19,690	19,690	—
Mr. Sharkey	18,450	18,450	—
Mr. Higinbotham	23,566	23,566	—
Mr. Dubois	8,527	8,527	—

(3)
Option grants were awarded by the Compensation Committee on January 2, 2008, January 2, 2007 and January 3, 2006, respectively, and are valued above using Black-Scholes-Merton option pricing assumptions for a 10-year-term option grant (the contractual term) rather than for the shorter “expected term” used for financial reporting purposes in calculating compensation expense. Other assumptions used for purposes of calculating the Black-Scholes-Merton value of these options were as follows: expected volatility (37% for 2008; 32% for 2007; 67% for 2006); risk-free rate of return (3.8% in 2008; 4.6% in 2007; 3.75% in 2006); and dividend yield (0% in all three years), which yielded a value of approximately $17.54 per option in 2008, $16.22 per option in 2007 and $21.99 in 2006. Such option grants vest ratably over a four-year period on each anniversary date following the date of grant, expire on the tenth anniversary of the grant date and have an exercise price equal to the fair market value of the Common Stock at the close of business on January 2, 2008, or $31.29; December 29, 2006, or $30.53; and $28.86 on January 3, 2006. The number of options granted on January 2, 2008, that are reflected in the table, were as follows: 30,217 to Mr. Neugold; 14,538 to Mr. Carlson; 11,260 to Mr. Sharkey; 15,964 to Mr. Higinbotham; and 7,839 to Mr. Dubois.

(4)	See Note 4 to the Summary Compensation Table for Fiscal Years Ended December 31, 2008, 2007 and 2006.
Benefits
The Company’s executive officers, including the Named Executive Officers, participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable the Company to attract and retain its employees in a competitive marketplace. The Company’s qualified 401(k) savings plan allows employees to contribute up to 50 percent of their cash compensation, up to the contribution limit imposed by the Tax Code—$15,500 up to 49 years of age and $20,500 with respect to employees 50 years and older for 2008—on a pre-tax basis. The Company provides a 100 percent match on the first 3 percent of employee contributions and a 50 percent match on the next 2 percent of employee contributions for a maximum matching contribution of 4 percent of compensation up to the Tax Code limit of $9,200 in 2008, which vests immediately. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time. Participants do not have an option to invest contributions in stock of the Company. However, loans—and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability—are permitted.
The Company has no pension plans or supplemental retirement plans.

Perquisites
As described in the Summary Compensation Table, the Company provides cash reimbursement to executive officers, including the Named Executive Officers, pursuant to a senior executive perquisite policy for certain approved expenses, including expenses relating to the purchase or lease of a car; personal financial and tax planning; club dues and fees; supplemental disability, life, or health insurance; legal counseling; and other expenses of a similar nature. The perquisite allowance for executive officers is determined annually by the Committee with reference to competitive market data and is meant to provide an allowance for certain expenses, as described above, to reduce executive distraction with respect to such matters. The total available perquisite allowance pursuant to the policy for fiscal 2008 for Mr. Neugold was $25,000, and for each of Messrs. Carlson, Sharkey, Higinbotham, and Dubois, $10,000. Reimbursements are “grossed-up” for federal, state and local tax withholding. In addition, the Company pays fees and related expenses for a limited number of club memberships used for business purposes for the Chairman (terminated at the end of 2008) and Chief Executive Officer.
Termination Payments
The Named Executive Officers who do not have employment agreements (see below under “Individual Employment Agreements”) are eligible to receive a payment upon termination of employment (for reasons other than individual performance), which payment may take into consideration the employee’s years of service and position, and in some cases, executive outplacement services. Although not obligated to do so, the Company may authorize additional payments in some circumstances at the Company’s discretion, as it deems necessary and advisable, as a result of negotiations with executives, especially where the Company desires the inclusion of particular additional terms, including nondisparagement, non-compete and non-solicitation provisions, in individual termination agreements. The Company may benefit further by requiring the inclusion of a general release in the termination agreement.
Individual Employment Agreements
The Company entered into employment agreements with Douglas A. Neugold, Daniel P. Sharkey and Timothy C. Carlson, effective January 1, 2005. Pursuant to the agreements, Mr. Neugold acts as President and Chief Executive Officer of the Company; effective September 2007, Mr. Sharkey acts as Executive Vice President, Business Development; and Mr. Carlson acts as Executive Vice President, Chief Financial Officer and Treasurer, in each case for certain annual base salaries. Salaries are subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance and market practice, at the discretion of the Committee and the Board. Each of these employees is also eligible to receive additional compensation, including annual cash awards of performance-based incentive compensation at a level commensurate with his roles and responsibilities within the Company and grants of stock options and RSAs, in each case at the discretion of the Committee and the Board.
In the case of Messrs. Neugold, Sharkey and Carlson, the employment agreements were for an initial term of two years, after which employment continues at will, subject to the continuation of certain terms and conditions of the agreements. Each of the employment agreements expires on the earliest to occur of the (i) death of the employee, (ii) termination of the agreement by the Company because of the incapacity of the employee, (iii) termination of the agreement by the Company with or without “cause” (as defined in such agreements), or (iv) termination of the agreement by the employee. Under the terms of the agreements, if the Company terminates the employee without cause, or if the employee terminates the agreement for “good reason” (as defined in such agreements), the Company will pay the employee (or his estate) his annual base salary then in effect for a period of 24 months after termination in the case of Mr. Neugold and for a period of 12 months after termination in the case of Messrs. Sharkey and Carlson. Assuming a termination without “cause” or for “good reason” effective December 31, 2008, such payments would have been $988,000, $303,000 and $300,000 for Messrs. Neugold, Sharkey and Carlson, respectively. In addition, the employee would be entitled to incentive compensation under any bonus plan then in effect and acceleration of vesting of RSAs (each at the “target” level), as well as acceleration of vesting of stock options. The Company will also provide the employee during such period with medical, dental, life and disability insurance benefits on the same basis the Company would have provided the benefits during such period had he continued to be an employee of the Company. Under the agreements, upon termination of employment, each of Messrs. Neugold, Sharkey and Carlson will be required to provide a release to the Company and will be subject to certain non-competition and non-solicitation restrictions (for two years, one year and one year, respectively).

“Cause” is generally defined under the agreements as illegal or wrongful conduct that is materially injurious to the Company, willful misconduct or gross neglect in the performance of his duties, or failure to adhere to Company policies. “Good Reason,” is generally defined (in accordance with Section 409A of the Tax Code) under the agreements as any non-consensual material reduction in the executive’s position, duties or authority; material reduction in base salary; material breach of the Company’s obligations; specified relocations; and failure of the Company to have any successor to all or substantially all of the business and properties of the Company assume all of the liabilities and obligations of the Company under the agreements (and, in each case, such situation is not cured by the Company during any applicable cure period).
Change in control. In order to retain executives and provide continuity of management in the event of an actual or threatened “change in control”, each employment agreement also provides that under certain circumstances, a termination following a “change in control” of the Company (including resignation by the employee for “good reason”) would result in the acceleration of vesting of options and RSAs (at the “target” level) granted to them; provided that in the case of RSAs, to the extent that the vesting of all or some of such RSAs is not permitted under the relevant Stock Plan, in lieu thereof, the Company will pay the employee an amount in cash equal to the fair market value of those RSAs that do not vest, as of the date of such termination of employment following such “change in control.” “Change in control” is defined under these agreements generally as (i) acquisition by any person or group of 25% or more of the outstanding Common Stock of the Company, (ii) certain business combinations, or (iii) the incumbent members of the Board ceasing to constitute at least a majority of the Board. In addition, the employees would be entitled to target bonuses under any bonus plans then in effect as if fully earned. Benefits payable under the agreements upon a “change in control” may subject the employee to an excise tax as “excess parachute payments” under Section 280G of the Tax Code. The Company (or its successor) will be obligated to reimburse the employee for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax, which in turn will trigger further reimbursement by the Company. The Company will not be allowed to take a deduction for federal income tax purposes for the excess parachute payments.
The table below was prepared assuming a “change in control” occurred and each Named Executive Officer with an employment agreement was terminated on December 31, 2008 using the share price of the Company’s Common Stock as of that day. The amounts provided in the table below also assume that each Named Executive Officer terminated employment on such date elected continuation of medical and/or dental insurance benefits for the duration of the period of time permitted by the respective agreement.
Change in Control Payment and Benefit Estimates
December 31, 2008

				Parachute
		Accelerated		Tax	COBRA
Named Executive	Aggregate	Vesting:	Accelerated	Gross-Up	Continuation
Officer and	Severance	Stock	Vesting:	Payment	Reimburse-
Principal Position	Pay	Options	RSAs	(1)	ment	Total ($)

Douglas A. Neugold,	$1,432,600	$—	$1,244,676	$—	$30,204	$2,707,480
Chief Executive Officer and President

Timothy C. Carlson,	$465,000	$—	$384,554	$—	$15,102	$864,656
Executive Vice President, Chief Financial Officer and Treasurer

Daniel P. Sharkey,	$469,650	$—	$427,095	$—	$15,102	$911,847
Executive Vice President, Business Development

(1)	Calculated in accordance with Section 280G of the Tax Code.

Report of the Compensation Committee
The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for 2008 and the Company’s 2009 proxy statement.
Robert S. Hillas, Chair
Mark A. Adley
C. Douglas Marsh
Cheryl Shavers
Summary of Compensation of Executive Officers
The following table reflects the compensation of the Named Executive Officers for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 paid (base salary and other compensation), accrued (non-equity incentive compensation) or expensed (long-term equity incentive grants) during the year. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total 2008 compensation in the table below.
SUMMARY COMPENSATION TABLE
FOR FISCAL YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

					Non-Equity
				Stock	Incentive Plan	All Other
Name and			RSAs	Options	Compensation	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)

Douglas A. Neugold,	2008	$494,000	$298,174	$369,274	$90,000	$65,949	$1,317,398
Chief Executive	2007	$493,269	$572,562	$542,840	$250,921	$74,507	$1,934,099
Officer and President	2006	$475,000	$580,701	$532,464	$394,952	$59,185	$2,042,302

Timothy C. Carlson,	2008	$300,000	$85,522	$133,229	$60,000	$23,788	$602,539
Executive Vice President,	2007	$255,846	$105,335	$208,385	$121,392	$25,938	$716,896
Chief Financial Officer and Treasurer

Daniel P. Sharkey,	2008	$303,000	$101,039	$173,312	$27,000	$24,548	$628,899
Executive Vice President,	2007	$302,577	$165,496	$288,869	$85,826	$26,591	$869,359
Business Development	2006	$292,000	$177,778	$296,599	$148,373	$20,781	$935,531

Tod A. Higinbotham,	2008	$316,000	$99,544	$175,797	$35,000	$23,949	$650,290
Executive Vice President,	2007	$296,962	$137,979	$176,208	$149,335	$24,179	$784,663
Process Solutions	2006	$282,500	$140,612	$175,253	$204,045	$56,821	$859,231

Lawrence H. Dubois,	2008	$295,000	$46,231	$76,620	$33,000	$83,537	$534,388
Senior Vice President and Chief Technology Officer

(1)
These amounts reflect the Company’s accounting expense for RSAs for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), excluding forfeitures, and do not correspond to an actual amount paid or realized by the Named Executive Officers in 2008, 2007 and 2006 (see also “—Grants of Plan-Based Awards”). See Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for the assumptions made in determining such expense under FAS 123R. There can be no assurance that the FAS 123R amounts will ever be realized. If the Company were to declare a dividend on its Common Stock, with respect to any RSAs not vested at the time of payment, such dividend would be deposited with the Company or a custodian designated by the Company and held in respect of such RSAs for the benefit of the holder until restrictions on the shares lapse. The Company has never paid dividends on shares of its Common Stock. RSAs granted in 2008 and 2007 are subject to forfeiture based on Company performance as previously described; if earned, such RSAs are also subject to time-based vesting. With respect to 2008, all RSAs were forfeited based on Company performance; with respect to 2007, the numbers of RSAs and the values thereof actually earned (net of forfeitures) by the Named Executive Officers were: 1,649 RSAs ($50,343) to Mr. Neugold; 389 RSAs ($11,876) to Mr. Carlson; and 622 RSAs ($18,989) to each of Messrs. Sharkey and Higinbotham (all values based on the last reported sale price of our Common Stock on the NASDAQ Global Select Market, which was $30.53 on December 29, 2006, since the market was closed on January 2, 2007, the grant date). The table does not include RSAs granted by the Company on February 11, 2009.

(2)
These amounts reflect the Company’s accounting expense for stock option grants for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123R, excluding forfeitures, and do not correspond to an actual amount paid or realized by the Named Executive Officers in 2008, 2007 and 2006. See Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for the assumptions made in determining such expense under FAS 123R. There can be no assurance that the FAS 123R amounts will ever be realized. The table does not include options to purchase Common Stock granted by the Company on February 11, 2009.

(3)	These amounts represent incentive compensation awards paid related to the achievement of certain financial and strategic objectives for fiscal years 2008, 2007 and 2006.

(4)
These amounts are further detailed in the table below, and include certain fees, related expenses and cash reimbursements pursuant to a senior executive perquisite policy for certain approved expenses (see below). Reimbursements are “grossed-up” for federal, state and local tax withholding, which gross-up amounts are shown below.

For fiscal years 2008, 2007 and 2006, the total amounts for each category are set forth below.
ALL OTHER COMPENSATION 2008, 2007 AND 2006

								Taxable
			Tax					Move	Life and
		Perquisites	Reimbur-	Dues &	Spousal	401(k)	Recognition	Reimbur-	LTD
Name	Year	(1)	sements	Fees	Travel	Match	Award	sement	Insurance	Total ($)

Douglas A. Neugold	2008	$25,000	$18,646	$13,103	$—	$9,200	$—	$—	$—	$65,949
	2007	$25,000	$15,812	$19,667	$5,028	$9,000	$—	$—	$—	$74,507
	2006	$24,173	$11,262	$19,350	$—	$4,400	$—	$—	$—	$59,185

Timothy C. Carlson	2008	$10,000	$4,588	$—	$—	$9,200	$—	$—	$—	$23,788
	2007	$10,000	$5,958	$—	$980	$9,000	$—	$—	$—	$25,938

								$—
Daniel P. Sharkey	2008	$10,000	$4,588	$—	$—	$9,200	$—	$—	$760	$24,548
	2007	$10,000	$4,620	$—	$2,211	$9,000	$—	$—	$760	$26,591
	2006	$10,000	$5,088	$—	$533	$4,400	$—	$—	$760	$20,781

Tod A. Higinbotham	2008	$10,000	$4,749	$—	$—	$9,200	$—	$—	$—	$23,949
	2007	$10,000	$5,179	$—	$—	$9,000	$—	$—	$—	$24,179
	2006	$10,000	$5,179	$—	$—	$4,400	$37,242	$—	$—	$56,821

Lawrence H. Dubois	2008	$10,000	$26,162	$—	$—	$9,200	$—	$38,175	$—	$83,537

(1)
The perquisite amounts for 2008 shown above were applied as follows: personal club and automobile expenses, and insurance for Mr. Neugold; club expenses and insurance for Mr. Carlson; automobile expenses for Mr. Sharkey; automobile expenses, insurance and health/fitness expenses for Mr. Higinbotham; and automobile expenses, insurance and health/fitness expenses for Dr. Dubois.

Grants of Plan-Based Awards
The following table provides certain information in connection with the value of awards for fiscal year 2008 under the annual incentive compensation program. Actual amounts earned for 2008 with respect to such awards appear in the Summary Compensation Table above under Non-Equity Incentive Plan Compensation. The following table also provides information on the grant date fair value of stock options and RSAs awarded during 2008 to the Named Executive Officers in contrast to the amounts appearing under RSAs and stock options columns in the Summary Compensation Table above, which represent the accounting expense recognized in 2008 pursuant to FAS 123R. There can be no assurance that the grant date fair value of RSAs and option awards will ever be realized. All RSAs were granted from the 2003 Stock Plan and all stock options were granted from the 1998 and 2003 Stock Plans.
GRANTS OF PLAN-BASED AWARDS

								Exercise or
								Base Price of
						All Other Stock	Numbers of	Option Awards	Grant Date
						Awards:	Securities	/ Market Price	Fair Value of
		Board	Estimated Possible Payouts Under Non-Equity			Number of	Underlying	on Grant Date	Stock and
		Approval	Incentive Plan Awards (1)			Shares of RSAs	Options (#)	of Stock	Option Awards
Name	Grant Date	Date	Threshold ($)	Target ($)	Maximum($)	(#)(2)	(3)	Awards ($/sh)	(4)

Douglas A. Neugold			$—	$444,600	$889,200
	1/2/2008	12/12/2007				49,302		$31.29	$1,542,660
	1/2/2008	12/12/2007					30,217	$31.29	$413,369

Timothy C. Carlson			$—	$165,000	$330,000
	1/2/2008	12/12/2007				19,690		$31.29	$616,100
	1/2/2008	12/12/2007					14,538	$31.29	$198,880

Daniel P. Sharkey			$—	$166,650	$333,300
	1/2/2008	12/12/2007				18,450		$31.29	$577,301
	1/2/2008	12/12/2007					11,260	$31.29	$154,037

Tod A. Higinbotham			$—	$173,800	$374,600
	1/2/2008	12/12/2007				23,566		$31.29	$737,380
	1/2/2008	12/12/2007					15,964	$31.29	$218,388

Lawrence H. Dubois			$—	$147,500	$295,000
	1/2/2008	12/12/2007				8,527		$31.29	$266,810
	1/2/2008	12/12/2007					7,839	$31.29	$107,238

(1)
Actual cash awards for fiscal year 2008 (paid in February 2009) under the annual incentive compensation program are included in the Summary Compensation Table for the fiscal year ended December 31, 2008, under “Non-Equity Incentive Plan Compensation.” Such awards are subject to performance-based conditions; for 2008, no amounts were earned based on financial performance. For further explanation, see “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — The Elements of the Company’s Total Compensation Program—Annual Incentive Compensation Awards.”

(2)
Amounts shown above represent the maximum that could have been earned; in fact, all of such RSAs were forfeited. See “Compensation and Other Information Concerning Officers and Directors — Compensation Discussion and Analysis — Compensation Earned by Named Executive Officers with respect to 2006, 2007 and 2008” (footnote 2 to the table); and footnote 1 to the Summary Compensation Table above for further discussion of the 2008 RSAs forfeited.

(3)	Options granted vest ratably on each anniversary date over the four-year period following the grant date and expire on the tenth anniversary of the grant date.

(4)	Stock options granted on January 2, 2008 had a per option FAS 123R value of $13.68.

Outstanding Equity Awards at Fiscal Year-End
The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSAs held by the Company’s Named Executive Officers as of December 31, 2008.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Stock Options					RSAs (1)
	Number of	Number of
	Securities	Securities			Option			Market Value
	Underlying	Underlying			Expiration	Number of		of RSAs
	Unexercised	Unexercised		Option	Date	Shares or Units of		That Have
	Options (#)	Options (#)		Exercise	(10 years from grant	RSAs That Have		Not Vested
Name	Exercisable	Unexercisable		Price ($)	date)	Not Vested (#)		($)

Douglas A. Neugold
	30,000			$25.25	1/1/2009
	35,000			$33.06	1/1/2010
	40,000			$23.85	1/1/2012
	60,000			$18.52	1/1/2013
	29,169			$23.40	1/2/2014
	22,500	(2)	7,500	$21.87	1/3/2015
	11,369	(3)	11,369	$28.86	1/3/2016
	8,169	(4)	24,507	$30.53	1/2/2017
	0	(5)	30,217	$31.29	1/2/2018
						(6)	2,041	$31,493
						(7)	35,000	$540,050
						(8)	17,325	$267,325
						(9)	1,237	$19,087
						(10)	16,434	$253,577
						(10)	32,868	$507,153

Totals	236,207		73,593				104,905	$1,618,685

Timothy C. Carlson
	5,000			$18.52	1/1/2013
	7,500			$23.40	1/2/2014
	7,573	(2)	2,525	$21.87	1/3/2015
	4,547	(3)	4,548	$28.86	1/3/2016
	1,926	(4)	5,781	$30.53	1/2/2017
	0	(5)	14,538	$31.29	1/2/2018
						(6)	875	$13,501
						(7)	3,884	$59,930
						(8)	6,930	$106,930
						(9)	292	$4,506
						(10)	3,876	$59,807
						(10)	15,814	$244,010
						(11)	3,000	$46,290

Totals	26,546		27,392				34,671	$534,974

	Stock Options					RSAs (1)
	Number of	Number of
	Securities	Securities			Option			Market Value
	Underlying	Underlying			Expiration	Number of		of RSAs
	Unexercised	Unexercised		Option	Date	Shares or Units of		That Have
	Options (#)	Options (#)		Exercise	(10 years from grant	RSAs That Have		Not Vested
Name	Exercisable	Unexercisable		Price ($)	date)	Not Vested (#)		($)

Daniel P. Sharkey
	30,000			$25.25	1/1/2009
	25,000			$33.06	1/1/2010
	5,000			$40.13	4/3/2010
	25,000			$18.25	1/2/2011
	20,000			$23.85	1/1/2012
	30,000			$18.52	1/1/2013
	19,446			$23.40	1/2/2014
	14,281	(2)	4,761	$21.87	1/3/2015
	6,002	(3)	6,003	$28.86	1/3/2016
	3,082	(4)	9,248	$30.53	1/2/2017
	0	(5)	11,260	$31.29	1/2/2018
						(6)	1,361	$21,000
						(7)	7,324	$113,009
						(8)	9,148	$141,154
						(9)	466	$7,190
						(10)	6,202	$95,697
						(10)	12,248	$188,987

Totals	177,811		31,272				36,749	$567,037

Tod A. Higinbotham
	10,000			$37.38	10/18/2009
	25,000			$16.38	3/1/2011
	8,500			$23.85	1/1/2012
	6,000			$18.80	2/28/2013
	12,500			$23.40	1/2/2014
	10,819	(2)	3,607	$21.87	1/3/2015
	5,684	(3)	5,685	$28.86	1/3/2016
	3,082	(4)	9,248	$30.53	1/2/2017
	0	(5)	15,964	$31.29	1/2/2018
						(6)	875	$13,501
						(7)	5,548	$85,606
						(8)	8,663	$133,670
						(9)	466	$7,190
						(10)	6,202	$95,697
						(10)	17,364	$267,927
						(11)	2,000	$30,860

Totals	81,585		34,504				41,118	$634,451

Lawrence H. Dubois
	3,750	(4)	11,250	$30.77	11/1/2017
	0	(5)	7,839	$31.29	1/2/2018
						(10)	8,527	$131,572
						(12)	7,500	$115,725

Totals	3,750		19,089				16,027	$247,297

(1)
If the Company were to declare a dividend on its Common Stock with respect to any RSAs not vested at the time of payment such dividend would be deposited with the Company or a custodian designated by the Company and held in respect of such RSAs for the benefit of the holder until the restrictions on such shares lapse. The Company has never paid dividends on shares of its Common Stock. The market value of shares that have not vested is based upon the last reported sale price of the stock on the NASDAQ Global Select Market on December 31, 2008 ($15.43).

(2)	Options granted on January 3, 2005, are exercisable in 25% annual increments beginning January 3, 2006.

(3)	Options granted on January 3, 2006, are exercisable in 25% annual increments beginning January 3, 2007.

(4)	Options granted on January 2, 2007, are exercisable in 25% annual increments beginning January 2, 2008.

(5)	Options granted on January 2, 2008, are exercisable in 25% annual increments beginning January 2, 2009.

(6)	Restrictions on awards granted January 2, 2004, lapse 50% on January 2, 2007, and 25% on each of January 2, 2008 and January 2, 2009.

(7)	Restrictions on awards granted January 3, 2005, lapse 50% on January 3, 2008, and 25% on each of January 3, 2009 and January 3, 2010.

(8)	Restrictions on awards granted January 3, 2006, lapse 50% on January 3, 2009, and 25% on each of January 3, 2010 and January 3, 2011.

(9)
Represents unvested portion of performance-based RSAs earned (granted on January 2, 2007) as a result of the Company’s actual operating income performance. These awards are subject to further time-based, ratable vesting over a remaining period of three years. Restrictions on these awards lapse one-third on January 2, 2009, one-third on January 2, 2010, and one-third on January 2, 2011.

(10)	On January 27, 2009, the Board declared that all of such RSAs were forfeited based on 2008 consolidated financial results.

(11)	Restrictions on awards granted November 6, 2007, lapse 50% on November 6, 2010, and 25% on each of November 6, 2011 and November 6, 2012.

(12)	Restrictions on awards granted November 1, 2007, lapse 50% on November 1, 2010, and 25% on each of November 1, 2011 and November 1, 2012.
Option Exercises and RSAs Vested
The table below shows the number of shares of the Company’s Common Stock acquired during 2008 upon the exercise of stock options by Named Executive Officers and the vesting of RSAs during 2008.
OPTION EXERCISES AND RSAs VESTED

	Stock Options		RSAs
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting	Vesting ($)
Douglas A. Neugold	0	$0	37,453	$1,135,022
Timothy C. Carlson	0	$0	4,855	$147,630
Daniel P. Sharkey	0	$0	8,839	$268,596
Tod A. Higinbotham	0	$0	6,579	$199,673
Lawrence H. Dubois	0	$0	0	$0

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2008. All outstanding awards relate to our Common Stock. For additional information about our equity compensation plans, see Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a)) (1)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,212,670	$26.08	1,760,366

Equity compensation plans not approved by security holders	0	0	0

Total	2,212,670	$26.08	1,760,366

(1)
The number of securities remaining available for future issuance under each of the Company’s 2000 and 2003 Stock Plans is 318,590; and 1,157,792, respectively. The 1998 Stock Plan expired in 2008. The number of securities remaining available for future issuance under the Company’s 1998 Employee Stock Purchase Plan, which allows eligible employees of the Company an opportunity to purchase Common Stock of the Company through accumulated payroll deductions, is 283,984. The Company’s 2000 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, or stock appreciation rights. The Company’s 2003 Stock Plan provides for the grant of incentive stock options, non-qualified options, stock appreciation rights, or restricted stock.

Director Compensation
Components of Non-Employee Director Compensation
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. Non-employee director compensation is determined by the Board based on Company performance as well as recommendations developed by the Compensation Committee after benchmarking overall compensation practices with the Peer Group and other relevant comparable companies. The key elements of non-employee director compensation are a retainer, committee service and chair fees and equity-based grants. It is the Board’s practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of the Company’s directors and its stockholders.
No director who is an employee of the Company is compensated for services as a member of the Board of Directors. Each of the Company’s directors who is not an employee of the Company receives the following compensation (payable in the first quarter of the calendar year for which the fees are due), which is payable in “deferred stock units” or cash (except for the equity compensation):
•	An annual retainer of $40,000.

•	An annual fee of $15,000 to the Chairman of the Board.

•	An annual fee to each member of the Audit Committee and to its Chair of $10,000 and $15,000, respectively.

•	An annual fee to each member of the Compensation Committee and to its Chair of $5,000 and $10,000, respectively.

•	An annual fee to each member of the Corporate Governance and Nominating Committee and to its Chair of $7,500 and $15,000, respectively.

•	An annual fee to each member of the Technology Committee and to its Chair of $5,000 and $10,000, respectively.

•
Annual equity compensation with a value of approximately $125,000 divided equally between non-qualified stock option grants (using a Black-Scholes-Merton valuation model for a 10-year option) and RSAs, which was reduced from $125,000 to $100,000 with respect to 2009 due to the challenging economic environment. Such options vest on the first anniversary of the date of grant, expire on the tenth anniversary of the grant date and have an exercise price equal to the last reported sale price of our Common Stock on the NASDAQ Global Select Market on the grant date. Restrictions on RSAs granted to non-employee directors lapse on a straight-line basis on each anniversary of the award date over a three-year period.

Fiscal 2008 Compensation
The following table reflects compensation for each member of the Board (with the exception of Mr. Neugold, Chief Executive Officer, President and Director, whose aggregate compensation is described above together with the Company’s other Named Executive Officers; Mr. Neugold does not receive any compensation for his service as a director) for the fiscal year ended December 31, 2008.

	Fees Earned			All Other
	or Paid		Stock	Compen-
	in Cash	RSAs	Options	sation
Name	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)

Mark A. Adley (5)	$60,000	$62,828	$52,285	$—	$175,113
Eugene G. Banucci, Ph.D. (6)	$31,107	$63,899	$92,540	$—	$187,546
Frederick C. Flynn, Jr. (7)	$55,000	$61,827	$48,743	$—	$165,570
Robert S. Hillas (8)	$60,000	$62,828	$48,852	$—	$171,680
Stephen H. Mahle (9)	$57,500	$215,687	$48,852	$—	$322,871
C. Douglas Marsh (10)	$52,500	$62,828	$48,852	$—	$165,024
Cheryl L. Shavers, Ph.D. (11)	$55,000	$58,364	$48,743	$—	$162,686

(1)
All directors elected to defer receipt of annual retainers and fees for Board and Committee service for 2008 into “deferred stock accounts” (see below under “Deferral of Retainer and Fees for Committee Service”), except for Dr. Shavers, who elected to receive such annual retainer and fees in cash, and Dr. Banucci, who received his prorated 2008 retainer in cash.

(2)
These amounts reflect the Company’s accounting expense for RSAs for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R, excluding forfeitures, and do not correspond to any actual amount granted to or realized by the directors in 2008. See Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for the assumptions made in determining such expense under FAS 123R. The grant date fair value is generally the amount the Company would expense in its financial statements over the award’s service period, excluding forfeitures. The grant date fair value of RSAs granted on January 2, 2008 was $31.29. The grant date fair value of RSAs granted on June 5, 2008 was $28.56. Because Messrs. Adley, Banucci, Hillas, Mahle and Marsh are retirement eligible under the 2003 Stock Plan, the compensation expense associated with their 2008 awards is being recognized over a one-year period, which represents the minimum period they must serve as a director following the grant date of the award in order to trigger the retirement provision, rather than the award’s three-year vesting period. In addition, ratable amounts expensed in 2008 for awards that were made in prior years are included (that is, 2005, 2006 and 2007). There can be no assurance that the FAS 123R amounts will ever be realized.

(3)
These amounts reflect the Company’s accounting expense for grants of options for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R, excluding forfeitures, and do not correspond to any actual amount paid or realized by the directors in 2008. See Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for the assumptions made in determining such expense under FAS 123R. The FAS 123R value as of the grant date for options is recognized on a straight-line basis over the number of months of service required for the grant to become non-forfeitable. The grant date fair value of options granted on January 2, 2008 was $13.68. In addition, ratable amounts expensed in 2008 for awards that were made in 2007 are included). There can be no assurance that the FAS 123R amounts will ever be realized.

(4)
The Company reimburses directors for travel expenses of their spouses accompanying the directors to one Board meeting per year, when applicable. The reimbursed amounts are below the disclosable threshold (see below under “Other Compensation”).

(5)
Mr. Adley is Chair of the Corporate Governance and Nominating Committee and a member of the Compensation Committee. Mr. Adley also serves as the presiding independent director of the Board of Directors. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Mr. Adley was 5,592 and 59,335, respectively.

(6)
Dr. Banucci is Chairman of the Board and, pursuant to his employment agreement with the Company that expired on June 5, 2008, was paid a salary of $214,615 (at a rate of $450,000 per annum through June 5, 2008) and a cash bonus of $37,733 with respect to 2008. An additional $20,450 was paid with respect to dues and fees, 401(k) savings plan matching contribution, and supplemental insurance premium. Effective June 5, 2008, upon Dr. Banucci’s transition to a non-employee Director, the Board agreed to pay Dr. Banucci annual fees of $40,000 for his service on the Board and $15,000 for his service as Chairman. For 2008, these payments were prorated for the period June 5, 2008 through December 31, 2008, and amounted to $22,842 and $8,565, respectively. Also effective June 5, 2008, the Board granted Dr. Banucci prorated equity compensation in his capacity as a non-employee Director for the remainder of 2008 as follows: (i) a non-qualified stock option to purchase an aggregate of 2,355 shares at an exercise price of $28.56, the last reported sale price of the Company’s Common Stock on the NASDAQ Global Select Market on June 5, 2008, and (ii) 1,278 RSAs. The market value of each of these grants was approximately $36,500, based upon the last reported sale price of the Company’s Common Stock on the NASDAQ Global Select Market on June 5, 2008, or $28.56 per share. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Dr. Banucci was 8,780 and 277,921, respectively.

(7)	Mr. Flynn is Chair of the Audit Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Mr. Flynn was 5,592 and 16,735, respectively.

(8)
Mr. Hillas is a member of the Audit Committee and Chair of the Compensation Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Mr. Hillas was 5,592 and 61,418, respectively.

(9)
Mr. Mahle is a member of the Audit Committee, Corporate Governance and Nominating Committee and Technology Committee. On March 1, 1996, upon Mr. Mahle’s appointment to the Board, the Board granted to him a non-qualified stock option to purchase an aggregate of 22,500 shares at an exercise price of $10.50 as compensation for his service to the Company as a Director. That option expired on March 1, 2006 with a total net unrealized value of approximately $468,000 as of the expiration date. Mr. Mahle, through an administrative oversight, failed to exercise the option prior to the expiration date. The Board of Directors made a special RSA as compensation for Mr. Mahle’s 10 years of service to the Company. The market value of the RSA was approximately $457,950, based upon the last reported sale price of the Company’s Common Stock on the NASDAQ Global Select Market on April 17, 2006, or $30.53 per share. Restrictions on the award lapse on a straight-line basis on each anniversary of the award date over a three-year period. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Mr. Mahle was 10,592 and 61,418, respectively.

(10)
Mr. Marsh is a member of the Compensation Committee and of the Corporate Governance and Nominating Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Mr. Marsh was 5,592 and 86,418, respectively.

(11)
Dr. Shavers is Chair of the Technology Committee and a member of the Compensation Committee. The aggregate number of unvested RSAs and of unexercised options at the end of fiscal 2008 held by Dr. Shavers was 5,592 and 16,138, respectively.

Deferral of Board Retainer and Fees for Committee Service
Non-employee directors may elect to defer receipt of the annual Board retainer and fees for Committee service, if any, at the beginning of the year into individual “deferred stock accounts,” pursuant to the Company’s Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 1998 Stock Plan, now expired and replaced by the Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2003 Stock Plan (the “Program”). Such accounts are established at the time of deferral and are equivalent to deferred stock units of the Company’s Common Stock valued at the closing price of such Common Stock at the time of deferral. The deferred stock units are converted into shares of the Company’s Common Stock upon a non-employee director’s separation from service as a director of the Company and in certain very limited circumstances where the Compensation Committee, in its sole discretion, makes a finding that continued deferral would result in severe financial hardship as a result of an “unforeseeable emergency” under Section 409A of the Tax Code. No such finding has been made to date by the Compensation Committee under the Program. In fiscal 2008, most of the non-employee directors elected to defer receipt of the annual Board retainer and fees for Committee service, as applicable.
Other Compensation
The Company reimburses directors for travel expenses of their spouses accompanying the directors to one Board meeting per year, when applicable (which in all cases equals an amount below the disclosable threshold).
Change in Control
There are no “change in control” agreements in place for non-employee directors. However, pursuant to the forms of option grant and RSA agreements for non-employee directors effective for grants and awards made after January 1, 2005, in the event that any non-employee director’s service is terminated in connection with a “change in control” of the Company, all such options and RSAs held by non-employee directors that are not vested shall be immediately accelerated as of the effective date of such termination; provided that in the case of RSAs, to the extent that the vesting of all or some of such unvested RSA is not permitted under the relevant Stock Plan, in lieu thereof, the Company shall become obligated to pay such directors an amount in cash equal to the fair market value of those RSAs that do not vest as of the date of such termination following a “change in control.” Assuming a termination upon a “change in control” on December 31, 2008, the non-employee directors would receive a cash payment related to such RSAs of $62,101, $19,720, $62,101, $62,101, $139,251, $62,101 and $59,760 in the case of Messrs. Adley, Banucci, Flynn, Hillas, Mahle, Marsh and Dr. Shavers, respectively. In any case, pursuant to the terms of the relevant Stock Plan and relevant grant and award agreements, the Board of Directors of the Company (or a successor) would be prohibited from terminating or amending any Stock Plan of the Company or any grant of benefits under such Stock Plan in a way that would adversely affect any rights under benefits already granted without the consent of the holders of such benefits (including any director).
Vesting of RSAs and Stock Options upon Death, Disability, or Retirement
In the event that a non-employee director’s service as a director of the Company otherwise terminates by reason of such director’s death, disability, or retirement, the form of RSA agreement in effect as of January 1, 2005 and thereafter for non-employee directors provides that any unvested RSAs shall not be forfeited, but shall continue to vest in accordance with the original vesting schedule. Under most circumstances, with respect to unvested stock options, in the event that a non-employee director’s service as a director of the Company otherwise terminates by reason of such director’s death, disability, or retirement, such options shall terminate.

Other Arrangements
There are no other arrangements pursuant to which any of the Company’s independent directors were compensated for any service provided as a director during fiscal 2008.
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT OF THE
AUDIT COMMITTEE
Fees Billed by Independent Registered Public Accounting Firm for Fiscal 2008 and 2007
The following table presents fees for professional services rendered by Ernst & Young LLP (“E&Y”) for the audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting for fiscal 2008 and 2007 and fees billed for audit-related services, tax services and all other services rendered by E&Y for fiscal 2008 and 2007.

	Fiscal	Fiscal
	2008	2007
	(in thousands)

(1) Audit fees (a)	$1,367	$1,289
(2) Audit-related fees	$—	$10
(3) Tax fees (b)	$198	$37
(4) All other fees (c)	$37	$2

TOTAL	$1,602	$1,338

(a)
For the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(b)	For tax compliance, tax advice and tax planning.

(c)	Includes fees paid to prepare for the possible audit of a distribution partner and fees related to works council reviews in Belgium.
Pre-approval of Audit and Non-Audit Services
Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2007, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm.
The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent registered public accounting firm and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the independent registered public accounting firm’s review of the financial statements or that are traditionally performed by the independent registered public accounting firm) and tax services (such as tax compliance, tax planning and tax advice) for the following year.

The fee amounts are generally approved and are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee throughout the year. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount.
If the Company wishes to engage the independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically approved services.
If the Company wishes to engage the independent registered public accounting firm for additional services that have not been generally pre-approved as described above, then such engagement is presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an immediate decision, then the Company may ask the Chair of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chair is then reported to the other Committee members at the next regularly scheduled Audit Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chair of the Audit Committee is required before the independent registered public accounting firm may commence any engagement.
In 2008 and 2007, there were no fees paid to E&Y under a “de minimis” exception to the rules that waives pre-approval for certain non-audit services.
The Audit Committee monitored the activities and performance of E&Y, including the audit scope, audit fees, auditor independence matters and the extent to which E&Y was retained to perform non-audit services. In its review of non-audit service fees, the Audit Committee considered, among other things, the possible effect of the performance of such services on E&Y’s independence. After discussion with management and E&Y, the Audit Committee determined the audit and non-audit services provided by E&Y to have been consistent with maintaining its independence.
Report of the Audit Committee
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on such financial statements. The Audit Committee monitors these processes through periodic meetings with management and the independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Committees,” as currently in effect.
In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, and the Audit Committee has received from the independent accountants the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met periodically with the director of internal audit and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.
Frederick C. Flynn, Jr., Chair
Robert S. Hillas
Stephen H. Mahle
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
The Company recognizes that certain relationships with outside firms can present potential or actual conflicts of interest. Accordingly, as part of its business code of conduct, the Company has a written policy that requires directors, executive officers and employees to disclose any relationship, outside activity or financial interest that may present a possible conflict of interest or the appearance of a conflict.
In accordance with its charter, the Audit Committee reviews and has prior approval authority for transactions with related persons. In addition, the Company has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding Common Stock) to ensure that all such transactions are conducted at “arm’s length” and in the best interests of the Company and are identified, reported and approved in a timely manner.
•	Proposed related person transactions must be communicated to the Chief Financial Officer or Corporate Controller of the Company.

•
For any transaction in excess of $1,000, a competitive bid must be obtained before the related person transaction is initiated, provided the rates or charges involved are determined by competitive bids.

•
All related person transactions must be recommended for approval by the Chief Financial Officer to ensure only “arm’s length” related person transactions that are in the best interests of the Company are consummated.

•
The Chief Financial Officer and Corporate Controller are responsible for communicating all related person transactions to the Audit Committee of the Board, which is responsible for approving all related person transactions, and for ensuring proper disclosure (per the Audit Committee charter).

Directors and executive officers also complete an annual written questionnaire which includes questions on their relationships, including those of their immediate family members, with outside firms. They are required to promptly update the Company as to any change in the information provided by them in the questionnaire.
No relationships have been reported to the Audit Committee by the executive officers or directors of the Company that require disclosure under applicable regulations.

OTHER MATTERS
The Board of Directors knows of no other matters to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.
The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2008, the proxy statement or the Notice of Annual Meeting of Stockholders to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810 or by calling us at (203) 794-1100.
Advance Notice Procedures
Under our Bylaws, any stockholder of record of the Company may nominate candidates for election to the Board of Directors, or present other business at an annual meeting, if a written notice is delivered to the Secretary of the Company at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the annual meeting of stockholders in 2010, between February 21 and March 23, 2010. Such written notice must set forth:
•
As to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of the stockholder, and of any holder of record of the stockholder’s shares as they appear on the Company’s books, (ii) the class and number of shares of the Company which are owned by the stockholder (beneficially and of record) and owned by any holder of record of the stockholder’s shares, as of the date of the stockholder’s notice, and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder in such business or nomination, (iv) a description of any agreement, arrangement or understanding with respect to such business or nomination between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the stockholder is a holder of record or beneficial owner of shares of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vii) a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal;

•
As to any business other than nomination of a director or directors, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (which shall include, without limitation, copies of any resolutions proposed to be passed at the meeting and copies of any proposed amendments to the Certificate of Incorporation or Bylaws of the Company), the reasons for conducting such business at the meeting and any material interest in such business of the proponent and the beneficial owner, if any, on whose behalf the proposal is made; and

•
As to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by such person, (iv) a questionnaire, representation and agreement as required by paragraph 3.15 of Article III of the Company’s Bylaws completed and signed by such person, (v) such other information concerning such as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
Stockholder Proposals for the 2010 Annual Meeting
Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company no later than December 4, 2009. Proposals should be sent to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810. Stockholders must also comply with the advance notice procedures above.
Proxy Solicitation Costs
The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

■	■
ANNUAL MEETING OF ATMI, INC.

Date:	May 20, 2009
Time:	10:00 A.M. (Eastern Daylight Time)
Place:	6 Commerce Drive, Danbury, Connecticut 06810
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1 and 2.
1: Election of Class III Directors

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except

☐	☐	☐

*INSTRUCTIONS: To withhold authority to vote for any
nominee, mark the “Exception” box and write
the number(s) in the space provided to the right.

Proposal				Directors
Number				Recommend
ê	For	Against	Abstain	ê

2:	☐	☐	☐	For

PROPOSAL(S)

1:	Election of Directors. Nominees:

Class III Directors:
	01	Stephen H. Mahle		03	Douglas A. Neugold
	02	C. Douglas Marsh

2:	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

	To attend the meeting and vote your shares	☐
■	in person, please mark this box.		■
Authorized Signatures - This section must be
completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of ATMI, Inc.
to be held on Wednesday, May 20, 2009
for Holders as of March 23, 2009

	INTERNET		TELEPHONE
Go To			866-390-5394
www.proxypush.com/atmi
• Cast your vote online. • View Meeting Documents.		OR	• Use any touch-tone telephone. • Have your Voting Instruction Form ready. • Follow the simple recorded instructions.
 MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 5:00 P.M., Eastern Daylight Time,
May 19, 2009.

ATMI, INC.

c/o PROXY TABULATOR P.O. BOX 8016 Cary, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — ATMI, Inc.
Annual Meeting of Shareholders
May 20, 2009, 10:00 a.m. (Eastern Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned stockholder of ATMI, Inc. (the “Company”) hereby revokes all prior proxies and hereby appoints each of Douglas A. Neugold and Timothy C. Carlson as a proxy for the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Company’s annual meeting of stockholders, to be held at ATMI, Inc., 6 Commerce Drive, Danbury, Connecticut 06810, on May 20, 2009, at 10:00 a.m., local time, and at any adjournment thereof, and the undersigned authorizes and instructs such proxies or their substitutes to vote as follows, and in their discretion upon any other matter that may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
(TO BE SIGNED ON REVERSE SIDE)

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on May 20, 2009, for ATMI, Inc.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to security holders are available at www.proxydocs.com/atmi. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2009 Annual Meeting and need YOUR participation.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make your request on or before May 8, 2009 to facilitate timely delivery.

View Proxy Materials and Annual Report Online at www.proxydocs.com/atmi A convenient way to view proxy materials and VOTE!

Material may be requested by one of the following methods:

INTERNET	TELEPHONE		*E-MAIL
www.investorelections.com/atmi	(866) 648-8133		paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.		*
If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.	# SHARES
To view your proxy materials online, go to www.proxydocs.com/atmi. Have the 12 digit control number available when you access the website and follow the instructions.

ATMI, Inc. Notice of Annual Meeting

Date: Time: Place:	Wednesday, May 20, 2009 10:00 A.M. (Eastern Daylight Time) 6 Commerce Drive, Danbury, CT 06810
The purpose of the Annual Meeting is to take action on the following proposals:
Proposal One – Election of Class III Directors: Director Nominees are (1) Stephen H. Mahle; (2) C. Douglas Marsh; (3) Douglas A. Neugold.
Proposal Two – Ratification of appointment of independent registered public accounting firm: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
The Board of Directors recommends a vote FOR both proposals.
Should you require directions to the annual meeting, please call (203)-794-1100.
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy by voting in person at the annual meeting.
Copyright © 2009 Mediant Communications LLC. All Rights Reserved